EXHIBIT 3.3

                                     BYLAWS



                                       OF



                               MACHINETALKER, INC.














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                                TABLE OF CONTENTS
Section                                                                     Page


1.       NAME; EXECUTIVE OFFICES...............................................1
         -----------------------
         1.1        Name of Corporation........................................1
         1.2        Principal Office...........................................1
         1.3        Additional or New Offices..................................1

2.       DEFINITIONS...........................................................1
         -----------
         2.1        Certificate of Incorporation...............................1
         2.2        Common Stock...............................................1
         2.3        GCL........................................................1
         2.4        Shares Entitled to Vote....................................1
         2.5        Voting Power...............................................1

3.       MEETINGS OF THE SHAREHOLDERS..........................................2
         ----------------------------
         3.1        Place of Meeting...........................................2
         3.2        Annual Meetings............................................2
         3.3        Special Meetings...........................................2
         3.4        Notice of Meetings.........................................2
         3.5        Quorum Requirements........................................3
         3.6        Lack of Quorum; Adjournments...............................3
         3.7        Voting Rights..............................................4
         3.8        Voting by Proxy............................................4
         3.9        Inspectors of Election.....................................4
         3.10       Shareholder Action without a Meeting.......................4

4.       DIRECTORS OF THE CORPORATION..........................................5
         ----------------------------
         4.1        Powers of Directors........................................5
         4.2        Number and Qualification of Directors......................5
         4.3        Election of Directors; Term................................5
         4.4        Resignation of Directors...................................5
         4.5        Removal of Directors.......................................6
         4.6        Vacancies on Board of Directors............................6
         4.7        Meetings of the Board of Directors.........................6
         4.8        Director Action Without a Meeting..........................7
         4.9        Committees of Directors....................................7

5.       OFFICERS OF THE CORPORATION...........................................8
         ---------------------------
         5.1        Principal Officers.........................................8
         5.2        Election; Qualification and Tenure.........................8
         5.3        Subordinate Officers.......................................8
         5.4        Resignation and Removal of Officers........................8
         5.5        Vacancies in Offices.......................................9
         5.6        Responsibilities of Officers...............................9

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                                TABLE OF CONTENTS
Section                                                                     Page


6.       COMPENSATION; INDEMNIFICATION........................................10
         -----------------------------
         6.1        Directors' Fees and Expenses..............................10
         6.2        Indemnification...........................................10

7.       CORPORATE RECORDS AND REPORTS........................................11
         -----------------------------
         7.1        Corporate Records.........................................11
         7.2        Inspection of Books and Records...........................12
         7.3        Annual Report to Shareholders.............................12
         7.4        Financial Statements......................................12
         7.5        Non-Disclosure Agreement..................................13

8.       CERTIFICATES AND TRANSFER OF SHARES..................................13
         -----------------------------------
         8.1        Certificates for Shares...................................13
         8.2        Transfer of Shares on Books...............................13
         8.3        Lost or Destroyed Certificates............................13
         8.4        Transfer Agent and Registrars.............................14

9.       GENERAL CORPORATE MATTERS............................................14
         -------------------------
         9.1        Corporate Seal............................................14
         9.2        Record Date...............................................14
         9.3        Voting of Shares in Other Corporations....................14
         9.4        Definitions and Interpretation............................14

10.      AMENDMENT TO BYLAWS..................................................14
         -------------------
         10.1       Amendments By Shareholders................................14
         10.2       Amendment By Directors....................................14
         10.3       Record of Amendments......................................14

                                       ii


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                                     BYLAWS

                                       OF

                               MACHINETALKER, INC.



1.       NAME; EXECUTIVE OFFICES

         1.1 Name of Corporation. The name of this Corporation is MachineTalker, Inc.

         1.2 Principal Office. The Board of Directors shall designate the location of the principal executive office of the Corporation, which may be at any place within or without the State of Delaware. If the principal executive office is located outside of Delaware, and if the Corporation has one or more business office, then the Board of Directors shall designate a principal business office.

         1.3 Additional or New Offices. The Board of Directors may establish such branch or subordinate offices, or may relocate the Corporation's principal office from time to time, at or to such locations as it determines to be appropriate.

2.       DEFINITIONS

         For purposes of these Bylaws, the terms set forth below shall be used as they are defined in this Section.

         2.1 Certificate of Incorporation. The term "Certificate of Incorporation" means the Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware and as in effect at the time in question.

         2.2 Common Stock. The term "Common Stock" means the Common Stock of the Corporation as constituted as of the date in question, including each Series of Common Stock.

         2.3 GCL. The term "GCL" means the Delaware General Corporation Law as in effect at the time in question.

         2.4 Shares Entitled to Vote. If the Certificate of Incorporation provide for more or less than one vote for any share of capital stock on any matter, every reference in these Bylaws to a majority or other percentage or amount of the "Shares Entitled to Vote" shall mean a majority or other applicable percentage or amount of the total number of votes entitled to be cast with respect to the shares of capital stock which have the right to vote or act by written consent on such matter.

         2.5 Voting Power. If the Certificate of Incorporation provide for more or less than one vote for any share of capital stock on any matter, every reference in these Bylaws to a majority or other percentage of the "Voting Power" shall mean a majority or other applicable percentage of the total number of votes entitled to be cast with respect to the shares of capital stock which have the right to vote or act by written consent on such matter.

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3.       MEETINGS OF THE SHAREHOLDERS

         3.1 Place of Meeting. All meetings of the shareholders of this Corporation shall be held at the principal office of the Corporation in the State of California, or at such other place within or without the State as may be designated from time to time by the Board of Directors or as may be consented to in writing by all of the persons entitled to vote who were not present at the meeting.

         3.2 Annual Meetings. The annual meeting of the shareholders shall be held each year within one hundred and twenty (120) days of the end of the Corporation's fiscal year on the exact date and at a time within such 120-day period as shall be determined by the Board of Directors. At each annual meeting the shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

         3.3 Special Meetings. Special meetings of the shareholders may be called in accordance with the procedures set forth in this Section 3.3 for the purpose of taking any action permitted to be taken by the shareholders under the GCL and the Certificate of Incorporation.

                    3.3.1 Authorization to Call Special Meetings. The Chairman of the Board, the President, the Board of Directors, any two or more members of the Board, or one or more shareholders holding not less than ten percent (10%) of the Voting Power of the Corporation, may call special meetings of the shareholders at any time.

                    3.3.2 Procedure for Calling Special Meetings. If a special meeting is called by any person other than the Board of Directors, the request for the special meeting, specifying the general nature of the business proposed to be transacted, shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the President, the Chairman of the Board, any Vice-President or the Secretary of the Corporation. The officer receiving the request shall promptly cause notice of the meeting to be given in the manner provided by Section 3.4 of these Bylaws to the shareholders entitled to vote at the meeting. Any special meeting called for pursuant to this Section
3.3 shall be held not less than thirty-five (35) nor more than sixty (60) days following receipt of the request for the special meeting. If notice of the special meeting is not given to shareholders within twenty (20) days after the receipt of a request, the person(s) calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to a court of competent jurisdiction as contemplated by the GCL.

         3.4 Notice of Meetings. Notice of meetings, annual or special, shall be given in writing to each shareholder entitled to vote at such meeting by the Secretary or an Assistant Secretary, or if there be no such officers, by the Chairman of the Board or the President, or in the case of neglect or refusal, by any person entitled to call a meeting, not less than ten (10) days (or, if sent by third class mail, thirty (30) days) nor more than sixty (60) days before the date of the meeting.

                    3.4.1 Procedure for Giving Notice. Written notice of the meeting shall be given either personally or by first class mail (or third class mail if the Corporation has shares held of record by 500 or more persons as of the record date for the meeting) or telegraphic or other means of written communication, charges prepaid, addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address for notice appears on the Corporation's books or has not been given, notice shall be deemed to have been given if sent to the shareholder in care of the Corporation's principal executive office or if published at least once in a newspaper of general circulation in the county in which the principal executive office of the Corporation is located. The giving of notice as provided by these Bylaws may be omitted only to the extent and in the manner expressly permitted by the GCL.


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                    3.4.2  Contents of Notice.  Notice of any meeting of
shareholders shall specify:

                           A.       The place, the date and the hour of the
meeting;

                           B.       Those matters which the Board, at the time
of the mailing of the notice, intends to present for action by the shareholders;

                           C.       If Directors are to be elected, the names of
nominees whom, at the time of the notice, management intends to present for election;

                           D.       The general nature of any business to be
transacted at a special meeting and that no other business shall be transacted;

                           E.       The general nature of business to be
transacted at any meeting, whether regular, annual or special, if such business relates to any proposal to take action with respect to the approval of (1) a contract or other transaction with an interested Director, governed by the GCL,
(2) an amendment of the Certificate of Incorporation, (3) the reorganization of the Corporation within the meaning of the GCL, (4) the voluntary dissolution of the Corporation, or (5) a plan of distribution in dissolution;

                           F.       Such other matters, if any, as may be
expressly required by the GCL.

                    3.4.3 Waiver of Notice of Meetings. The transactions of any meeting of shareholders, however called and noticed, shall be as valid as action taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, but who are not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice or a consent to the holding of any meeting of shareholders need not specify the business transacted at or the purpose of any regular or special meeting, other than any proposal approved or to be approved at such meeting, the general nature of which was required by paragraph E. of Section 3.4.2 of these Bylaws to be stated in the notice thereof.

         3.5 Quorum Requirements. The holders of a majority of the Shares Entitled to Vote, represented in person or by proxy, shall constitute a quorum at, all meetings of the shareholders for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

         3.6 Lack of Quorum; Adjournments. If a quorum is not present or represented at any meeting of the shareholders, the meeting may be adjourned by a majority vote of the Shares Entitled to Vote who are present, either in person or by proxy, until such time as the requisite number of voting shares constituting a quorum is present.

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                    3.6.1  Conduct of Adjourned  Meeting.  Except as provided in
Section 3.6.2 of these Bylaws, it shall not be necessary to give any notice of the adjourned meeting, other than by announcement of the time and place thereof at the meeting at which the adjournment is taken, and the Corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting.

                    3.6.2 Notice of Adjourned Meeting. When a meeting is adjourned for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with the provisions of Section 3.4 of these Bylaws.

         3.7 Voting Rights. Subject to the provisions of the GCL, only persons in whose names Shares Entitled to Vote stand on the stock records of the Corporation on the record date shall be entitled to vote at meetings of the shareholders.

                    3.7.1 General Voting Rights. Except as otherwise provided in the Certificate of Incorporation or Section 3.8, below, every shareholder entitled to vote shall be entitled to one vote for each share of stock entitled to vote held of record. If the Certificate of Incorporation provide for more or less than one vote for any share of stock on any matter, every reference in these Bylaws to a majority or other proportionate vote of the stock of the Corporation shall refer to such majority or proportionate vote of the Shares Entitled to Vote based on the aggregate number of votes entitled to be cast by such shares on such matter.

                    3.7.2 Majority Vote. Except as otherwise provided in the Certificate of Incorporation or Section 4.3, below, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number of shares of stock or voting by classes is required by the GCL or by the Certificate of Incorporation.

                    3.7.3 Voice Voting; Written Ballots. Voting at meetings of the shareholders may be by voice vote or by ballot except that, in any election of Directors, voting must be by written ballot if voting by ballot is requested by any shareholder entitled to vote.

         3.8 Voting by Proxy. Every shareholder entitled to vote, or to execute consents, may do so either in person, by telegram, or by written proxy in a form as provided in, and executed in accordance with the applicable provisions of the GCL. Proxies must be filed with the Secretary or an Assistant Secretary of the Corporation. The validity of a proxy tendered on behalf of a shareholder, and any revocation thereof, shall be determined in accordance with the provisions of the GCL.

         3.9 Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as Inspectors of Election at such meeting or any adjournment thereof. If no Inspectors of Election are appointed or if an appointment is vacated by an Inspector who fails to appear or fails or refuses to act, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment or fill such vacancy at the meeting. The number of Inspectors shall be as prescribed by and shall have the authority and duties set forth in the GCL.

         3.10 Shareholder Action without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action which may be taken at any annual or special meeting of the shareholders, other than the election of Directors, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote thereon were present and voted.


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                    3.10.1 Notice of Written Consent. Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice of any corporate action approved by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders entitled to vote who have not consented in writing. Such notice must be given at least ten (10) days before the consummation of any action authorized by such approval if the action involves (i) a contract or other transaction with an interested Director, governed by the GCL, (ii) the indemnification of any present or former agent of the Corporation within the meaning of Section 317 of the GCL, (iii) any reorganization within the meaning of the GCL, or (iv) a plan of distribution in dissolution.

                    3.10.2 Election of Directors by Written Consent. A Director may be elected at any time to fill a vacancy (other than a vacancy resulting from the removal of a Director) not filled by the Board by the written consent of persons holding a majority of the outstanding Shares Entitled to Vote for the election of Directors, and any required notice of any such election shall promptly be given as provided in Section 3.4.2, above. Directors may not otherwise be elected without a meeting unless a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote for the election of Directors.

4.       DIRECTORS OF THE CORPORATION

         4.1 Powers of Directors. Subject to the limitations of the Certificate of Incorporation, the Bylaws, and the GCL as to action requiring the authorization or approval of the shareholders, the outstanding shares, or less than a majority vote of all shares, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors. The Board may delegate the management of the day-to-day operation of the business to a management company or other person, provided that the business and the affairs of the Corporation shall be managed, and all corporation powers shall be exercised under, the ultimate direction of the Board.

         4.2 Number and Qualification of Directors. The authorized number of Directors shall be three (3). A change in the minimum or maximum number of Directors who may be authorized to serve on the Board of Directors, or a change from a variable to a fixed Board may be made only by amendment of the Certificate of Incorporation.

         4.3 Election of Directors; Term. The Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. At any election of Directors, the Directors receiving the highest number of votes, up to the total number of Directors to be elected, shall be elected subject to the provisions of the Certificate of Incorporation. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No reduction in the authorized number of Directors shall have the effect of removing any Director prior to the expiration of that Director's term of office.

         4.4 Resignation of Directors. Any Director may resign by giving written notice of resignation to the Chairman of the Board, if any, or to the President, the Secretary or the Board of Directors. If any Director tenders a resignation in the manner provided by the GCL, the shareholders or the Board of Directors shall have the power to elect a successor to take office at such time as the resignation shall become effective subject to the provisions of the Certificate of Incorporation.


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         4.5  Removal  of  Directors.  The  entire  Board of  Directors,  or any individual Director, may be removed from office in the manner provided by the GCL.

         4.6 Vacancies on Board of Directors. A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any Director, if a Director has been declared of unsound mind by order of Court or convicted of a felony, if the authorized number of Directors is increased, or if the shareholders shall fail, either at a meeting at which an increase in the number of Directors is authorized or at an adjournment thereof, or at any other time, to elect the full number of authorized Directors. Vacancies on the Board of Directors shall be filled as follows:

                    4.6.1 If Director not Removed. Any vacancy, other than a vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors, whether or not less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

                    4.6.2 If Director Removed. A vacancy created by the removal of a Director may be filled only by a vote of the majority of the Shares Entitled to Vote at a duly held meeting of the shareholders, or by the unanimous written consent of the holders of the outstanding Shares Entitled to Vote.

                    4.6.3 Action by Shareholders. The shareholders may at any time elect Directors to fill any other vacancies not filled by the Directors, and any such election made by written consent shall require the consent of a majority of the outstanding Shares Entitled to Vote.

         4.7 Meetings of the Board of Directors. Meetings of the Board of Directors shall be held at the principal executive office of the Corporation, or at such other place as may be designated from time to time by resolution of the Board of Directors.

                    4.7.1 Annual Meetings. An annual meeting of the Board of Directors shall be held without notice at the place of the annual meeting of shareholders immediately following the adjournment of the annual shareholders meeting for the purpose of organizing the Board, electing any officers desired to be elected, and transacting such other business as may properly come before the meeting.

                    4.7.2 Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without notice at such time as may be designated from time to time by resolution of the Board of Directors.

                    4.7.3 Special Meetings. Special meetings of the Board of Directors may be called for any purpose at any time by the Chairman of the Board, the President, any Vice-President, the Secretary, or by any two (2) Directors.

                           A.       Notice of the time and place of special
meetings shall be delivered or communicated personally to each Director by telephone, or by telegraph or mail, charges prepaid, addressed to each Director at the address of that Director as it is shown upon the records of the Corpora-tion, or if such address is not readily ascertainable, at the place in which the meetings of the Directors are regularly held.

                           B.       Notice by mail shall be deposited in the
United States mail at least four (4) days prior to the scheduled time of the meeting, and notice by telegraph shall be delivered to the telegraph company at least forty-eight (48) hours prior to the scheduled time of the meeting. Should


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notice be  delivered  personally  or by  telephone,  it shall be so delivered at least forty-eight (48) hours prior to the scheduled time of the meeting.

                           C.       Notice given by mail, telegraph or by
delivery in person within the time provided by this Section shall be due, legal and personal notice to the Director to whom it is directed. Any oral notice given within the time provided by this Section shall be due, legal and personal notice if communicated to a person at the office of the Director for whom intended in the reasonable belief that such person will promptly communicate such notice to that Director.

                    4.7.4 Conference Telephone Meetings. Any meeting, regular or special, may be held by conference telephone or similar communications equipment as long as all Directors participating in the meeting can hear one another, and any such participation shall constitute presence in person at the meeting.

                    4.7.5 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as action taken at a meeting regularly called and noticed if all the Directors are present and sign a written waiver of notice and consent to holding such meeting, or if a majority of the Directors are present and all Directors either before or after the meeting, sign a written waiver of notice, or a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to a Director who attends the meeting without protesting the lack of notice to such Director, either prior thereto or at the commencement of such meeting.

                    4.7.6 Quorum Requirements. A majority of the exact number of authorized Directors fixed in, or by the Board of Directors pursuant to Section 4.2, shall be necessary to constitute a quorum for the transaction of business (other than to adjourn) and the action of a majority of the Directors present at a meeting duly held at which a quorum is present shall be valid as the act of the Board of Directors unless a greater number is required by the Certificate of Incorporation, these Bylaws, or the GCL. A meeting at which a quorum initially is present may continue to transact business, notwithstanding the withdrawal of one or more Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

                    4.7.7 Adjourned Meetings. A majority of the Directors present, whether or not a quorum, may adjourn from time to time by fixing a new time and place prior to taking adjournment, but if any meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given, prior to the reconvening of the adjourned meeting, to any Directors not present at the time the adjournment was taken.

         4.8 Director Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Each such written consent shall be filed with the minutes of the proceedings of the Board, and shall have the same force and effect as a unanimous vote of the Directors.

         4.9 Committees of Directors. The Board of Directors, by resolutions adopted by a majority of the authorized number of Directors, may establish one or more committees, including an Executive Committee, each consisting of two or more Directors, to serve at the pleasure of the Board, and may designate one or more alternate Directors to replace any absent committee members at any meeting of a committee.


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                    4.9.1  Powers  of  Committees.  The Board of  Directors  may
delegate to any such committee any of the powers and authority of the Board of Directors in the business and affairs of the Corporation, except those powers specifically reserved to the Board of Directors by the provisions of the GCL.

                    4.9.2 Meetings and Actions of Committees. Meetings of committees shall be held and actions of committees shall be taken in the same manner as is provided by these Bylaws for meetings of Directors, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by the members of the committee. Alternate committee members shall be entitled to attend all committee meetings and to receive notice of special meetings of the committee. The Board of Directors may adopt rules for the governing of any committee not inconsistent with the provisions of these Bylaws.

5.       OFFICERS OF THE CORPORATION

         5.1 Principal Officers. The principal officers of the Corporation shall consist of a President, a Chief Financial Officer, and a Secretary. At the discretion of the Board of Directors, the Corporation may also appoint a Chairman of the Board, one or more Vice-Presidents, and such subordinate officers pursuant to Section 5.3 of these Bylaws as it determines to be appropriate.

         5.2 Election; Qualification and Tenure. After their election, the Board of Directors shall meet and organize by electing a President, a Secretary and a Chief Financial Officer, who may be, but need not be, members of the Board of Directors, and such additional officers provided by these Bylaws as the Board of Directors shall determine to be appropriate. Any two or more offices may be held by the same person. Each officer of this Corporation shall serve at the pleasure of the Board of Directors, subject, however, to any rights of an officer under any contract of employment with the Corporation.

         5.3 Subordinate Officers. Subordinate officers, including Assistant Secretaries, Treasurers and Assistant Treasurers, and such other officers or agents as the business of the Corporation may require, may from time to time be appointed by the Board of Directors, the President, or by any officer empowered to do so by the Board of Directors, and shall have such authority and shall perform such duties as are provided in the Bylaws or as the Board of Directors or the President may from time to time determine.

         5.4 Resignation and Removal of Officers. Subject to the provisions of Section 5.4.3, below:

                    5.4.1 Removal. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in the case of an officer appointed by the Board of Directors, by any officer upon whom the power of removal has been conferred by the Board of Directors.

                    5.4.2 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary or an Assistant Secretary of the Corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

                    5.4.3 Contractual Obligations. The resignation or removal of an officer shall not prejudice the rights of the Corporation or of the officer under any contract of employment between the officer and the Corporation.

         5.5 Vacancies in Offices. Any vacancy in an office occurring because of death, resignation, removal, disqualification or any other cause may be filled by the Board of Directors at any regular or special meeting of the Board, or in such manner as may otherwise be prescribed in the Bylaws for regular appointment to the vacant office.

         5.6 Responsibilities of Officers. The officers of the Corpora-tion shall have the following responsibilities:

                    5.6.1 Chairman of the Board. The Chairman of the Board, if there be one, shall, when present, preside at all meetings of the shareholders and of the Board of Directors, and shall have such other powers and duties as from time to time shall be prescribed by the Board of Directors. If there is no President, the Chairman of the Board, if any, shall be the Chief Executive Officer and general manager of the Corporation and shall have the powers and duties prescribed in Section 5.6.2, below.

                    5.6.2 President. The President shall work with the Chief Executive Officer on strategic and operational business issues. In the absence of the Chairman of the Board, or if there be none, the President shall preside at all meetings of the shareholders and of the Board of Directors, but shall have no vote at any such meetings unless the President is also a Director.

                    5.6.3 Vice-Presidents. In the absence or the disability of the President, and the Chairman of the Board, if any, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the President, shall perform the duties and exercise the powers of the President and when so acting shall have all of the powers of and shall be subject to all of the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors and the President shall prescribe.

                    5.6.4 Secretary. The Secretary shall have such powers and shall perform such duties as may be prescribed by the Board of Directors and the President and shall, in addition:

                           5.6.1 Keep, or cause to be kept, at the principal
executive office or such other place as the Board of Directors may order, a book of all minutes of all of the proceedings of its shareholders and the Board of Directors and committees of the Board, with the time and place of holding of meetings, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof;

                           5.6.2 Keep, or cause to be kept, at the principal
executive office or at the office of the Corporation's transfer agent, a share register or a duplicate share register, showing classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation;

                           5.6.3 Give, or cause to be given, notice of all the
meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given; and

                           5.6.4 Keep the seal of the Corporation if one be
adopted, and affix the seal to all documents requiring a seal.

                    5.6.5 Assistant Secretary. The Assistant Secretary, if provided for and appointed, shall have all the rights, duties, powers and privileges of the Secretary and may act in the place and stead of the Secretary whenever necessary or desirable.

                    5.6.6 Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as may be prescribed by the Board of Directors and the President and shall, in addition:

                           A.       Keep and maintain or cause to be kept and
maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares;

                           B.       Deposit all moneys and other valuables in
the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors; and

                           C.       Disburse the funds of the Corporation as may
be ordered by the Board of Directors, and render to the President and the Directors, whenever they so request, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation.

6.       COMPENSATION; INDEMNIFICATION

         6.1 Directors' Fees and Expenses. Directors and committee members may receive compensation for their services in that capacity, and may be reimbursed for expenses incurred by them on behalf of the Corporation, in the manner and only to the extent authorized in resolutions duly adopted by the Board of Directors. Nothing in this Section 6.1 shall preclude a Director from receiving compensation for services in the capacity of an officer, employee or agent of the Corporation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by the President, subject to any rights of the officer pursuant to any employment contract between that officer and the Corporation.

         6.2 Indemnification. To the fullest extent to which this corporation is empowered by the General Corporation Law of the State of Delaware, or any other applicable laws, as in effect from time to time, the corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or other proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees and out-of-pocket expenses), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding. Any director, officer or employee of the corporation who is or was serving as a director or officer of a subsidiary corporation or of any entity in which the corporation holds an equity interest shall be deemed to serve in such capacity at the requires of the corporation.

                    6.2.1 Expenses. Unless otherwise determined by the board of directors in any specific case, expenses incurred by any person described in the first sentence of this Section 6.2, above, in defending a civil or criminal action, suit, or proceeding described in such sentence shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount in the event that it ultimately is determined that such person is not entitled to be indemnified by this corporation as authorized in this Section 6.2.

                    6.2.2 Contract Rights. The provisions of this Section 6.2 shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Section 6.2 and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable laws are in effect, and any repeal or modification of this Section 6.2 or any such law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                    6.2.3 Employees and Agents. Persons who are not covered by the foregoing provisions of this Section 6.2 and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust, or other enterprise may be indemnified to the extent authorized at any time or from time to time by the board of directors.

                    6.2.4 Provisions Not Exclusive. The indemnification provided in this Section 6.2 shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in a person's official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                    6.2.5 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 6.2.

                    6.2.6 Merger or Consolidation. For purposes of this Section 6.2, references to "the Corporation" shall include, in addition to the resulting corporation or surviving corporation of any merger or consolidation with the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Section 6.2 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

7.       CORPORATE RECORDS AND REPORTS

         7.1 Corporate Records. The Corporation shall keep and maintain all of the books and records required by this Section 7.1.

                    7.1.1 Record of Shareholders. A record of shareholders of the Corporation, giving the names and addresses of all shareholders and the number and class of shares held by each of them, shall be kept at the Corporation's principal executive office, or at the office of its transfer agent or registrar if one be appointed. The records of the Corporation's shareholders shall be open to the shareholders for inspection in the manner and to the extent provided by the GCL.

                    7.1.2 Corporate Bylaws. The original or a copy of these Bylaws, as amended to date, shall be kept at the principal executive office of the Corporation or, if such office is not in the State of Delaware, at its principal business office in Delaware, and shall be open to inspection by the shareholders at any reasonable time during regular business hours. If the Corporation has no principal executive or business office in Delaware, the Secretary shall furnish a copy of the Bylaws, as amended to date, to any shareholder who makes a written request to inspect the Bylaws.

                    7.1.3 Minutes and Accounting Records. Accounting books and records of the business and properties of the Corporation, and minutes of the proceedings of its shareholders, the Board of Directors and its committees shall be kept at the principal executive office of the Corporation or at such other location as may be fixed by the Board of Directors from time to time. All such minutes, accounting books and records shall be open to inspection upon the written request of a shareholder at any reasonable time during regular business hours for a purpose reasonably related to the interests of the requesting shareholder in accordance with the provisions of Section 220 of the GCL.

         7.2 Inspection of Books and Records. Every Director shall have the absolute right to inspect all books, records and documents of the Corporation and each of its subsidiaries, and to inspect their respective properties, in the manner provided by the GCL. Shareholders and Directors may exercise their right of inspection either in person or by an agent or attorney acting on their behalf. The right to inspect any records or books of the Corporation shall include also the right to copy and to make extracts of such books and records.

         7.3 Annual Report to Shareholders. So long as the Corporation has less than one hundred (100) holders of record of its shares (determined as provided in the GCL), no annual report to shareholders shall be required, and the requirement of such a report contained in the GCL is hereby expressly waived. Should the Corporation have more than one hundred (100) shareholders of record (determined as provided in the GCL), the Board of Directors of the Corporation shall cause an annual report to be prepared and delivered to shareholders in accordance with the provisions of the GCL, within the time frame required by that Section. If no annual report for a previous fiscal year was sent to shareholders, the Corporation shall, upon the written request of any shareholder made more than one hundred and twenty (120) days after the close of that fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter the financial statements required by the GCL.

         7.4 Financial Statements. Upon the written request of any one or more shareholders holding at least five percent (5%) of the outstanding shares of any class of its stock, the Corporation shall furnish an income statement for the Corporation's most recent fiscal year ended more than one hundred and twenty
(120) days prior to the date of the request, and for the most recent interim quarterly or semiannual period ended more than thirty (30) days prior to the date of the request. The Chief Financial Officer shall cause the requested income statements to be prepared, if not previously prepared, and delivered to any requesting shareholder entitled to do so within thirty (30) days after receipt of any such request.

                    7.4.1 Contents of Financial Statement. If an annual report for the last fiscal year has not been sent to shareholders, the income statement prepared by the Corporation at the request of shareholders entitled to do so shall be accompanied by a balance sheet as of the end of that period and a statement of changes in financial position for the fiscal year.

                    7.4.2 Audit Report. The quarterly income statements and balance sheets required by this Section 7.4 shall be accompanied by the report,


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


if any, of any independent accountants engaged by the Corporation or by a certificate of an authorized officer of the Corporation that the income statements and balance sheets were prepared without audit from the books and records of the Corporation.

         7.5 Non-Disclosure Agreement. The Corporation may require as a condition to the delivery of any information under this Section 7 or to a shareholder's inspection of any books or records of the Corporation pursuant to the provisions of this Section 7 that the shareholder and any other person permitted to participate in such inspection execute an appropriate Confidentiality and Non-Disclosure Agreement and, as appropriate, that the shareholder agree to return all records and information provided by the Corporation after a reasonable period.

8.       CERTIFICATES AND TRANSFER OF SHARES

         8.1 Certificates for Shares. Subject to the provisions of Section 8.1.1, below, certificates for shares shall be in such form as the Board of Directors may prescribe.

                    8.1.1 Form of Certificate. Certificates for shares shall certify the number of shares and the classes or series of shares owned by the shareholder, and shall contain a statement setting forth the office or agency of the Corporation from which the shareholder may obtain, upon request and without charge, a copy of the statement of any rights, preferences, privileges, and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof, and any other legend or statement as may be required by the GCL and the Federal, Delaware, and California corporate securities laws. Notwithstanding the foregoing provisions of this Section 8.1.1, the Board of Directors may adopt a system of issuance, recordation and transfer of the Corporation's shares by electronic or other means not involving any issuance of certificates, provided such system complies with the GCL.

                    8.1.2 Officer Signatures. Every certificate for shares shall be signed in the name of the Corporation by the Chairman of the Board or by the President or Vice-President and the Chief Financial Officer or Assistant Chief Financial Officer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be by facsimile.

         8.2 Transfer of Shares on Books. Upon surrender to the Secretary or an Assistant Secretary or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         8.3 Lost or Destroyed Certificates. A new certificate may be issued without the surrender and cancellation of a prior certificate that is lost, apparently destroyed or wrongfully taken when: (a) the request for the issuance of a new certificate is made within a reasonable time after the owner of the prior certificate has notice of its loss, destruction or theft; and (b) such request is received by the Corporation prior to its receipt of notice that the prior certificate has been acquired by a bona fide purchaser; and (c) the owner of the prior certificate gives an indemnity bond or other adequate security sufficient in the judgment of the Board of Directors to indemnify the Corporation against any claim, expense or liability resulting from the issuance of a new certificate. Upon the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of the Delaware Commercial Code.


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


         8.4 Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be banks or trust companies, either domestic or foreign, at such times and places as the Board of Directors determines to be appropriate.

9.       GENERAL CORPORATE MATTERS

         9.1 Corporate Seal. The Board of Directors may, in its discretion, adopt a corporate seal, circular in form and having inscribed thereon the name of the Corporation and the date and state of its incorporation.

         9.2 Record Date. The Board of Directors may fix, in advance, a record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, to consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or other distribution or allotment of any right, to exercise rights with respect to any change, conversion or exchange of shares, or to exercise any rights with respect to any other lawful action. The record date so fixed shall not be more than sixty (60) days prior to any event for the purpose for which it is fixed, and shall not be less than ten (10) days prior to the date of any meeting of the shareholders. If no such record date is fixed by the Board of Directors, then the record date shall be that date prescribed by the GCL.

         9.3 Voting of Shares in Other Corporations. Shares standing in the name of this Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by the President or, if he is unable or refuses to act, by a Vice-President or by such other person as the Board of Directors may designate.

         9.4 Definitions and Interpretation. Unless the context requires otherwise, these Bylaws and the words and phrases included in them shall be construed and interpreted in accordance with the general provisions, rules of construction and definitions in the GCL. Unless expressly provided otherwise, every reference in these Bylaws to the provisions of the GCL shall refer to such provisions as they exist from time to time, or to any successor provision thereto.

10.      AMENDMENT TO BYLAWS

         10.1 Amendments By Shareholders. These Bylaws may be repealed or amended, or new Bylaws may be adopted, by the affirmative vote of a majority of the outstanding Shares Entitled to Vote or by the written consent of shareholders entitled to vote such shares, subject, however, to the restrictions on such amendments imposed by the GCL, the Certificate of Incorporation, or other provisions of these Bylaws.

         10.2 Amendment By Directors. Subject to the right of shareholders as provided in Section 10.1 to adopt, amend or repeal Bylaws, and subject to the rights granted shareholders under the Certificate of Incorporation, the Board of Directors may adopt, amend or repeal Bylaws; provided, however, that no Bylaw or amendment changing the number of Directors of the Corporation, or changing the number of authorized Directors from a fixed to a variable number or vice versa, shall be adopted other than in the manner provided by Section 4.2 of these Bylaws.

         10.3 Record of Amendments. Any amendment or new Bylaw adopted by the shareholders or the Board of Directors shall be copied in the appropriate place in the minute book with the original Bylaws, and the repeal of any Bylaw shall


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



be entered on the original Bylaws together with the date and manner of such repeal. The original or a copy of the Bylaws as amended to date shall be open to inspection by the shareholders at the Corporation's principal office in California at all reasonable times during office hours.






























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